EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements present the effect of the disposition of certain health businesses (“Fiserv Health”) by Fiserv, Inc. (“Fiserv”) for approximately $775 million, before payment of taxes and transaction expenses and working capital adjustments. In addition, the following unaudited pro forma condensed combined financial statements present the effect of the acquisition of CheckFree Corporation (“CheckFree”) by Fiserv for approximately $4.4 billion paid in cash at closing, the issuance of long-term debt by Fiserv to fund the acquisition, and Fiserv’s pending disposition of Fiserv Investment Support Services (“Fiserv ISS”), in two transactions, for approximately $355 million payable in cash at closing before payment of taxes and transaction expenses. Fiserv completed its disposition of Fiserv Health on January 10, 2008 and its acquisition of CheckFree on December 3, 2007. With respect to the disposition of Fiserv ISS, Fiserv expects to close the transaction with TD Ameritrade Online Holdings Corp. in the first quarter of 2008 and to close the transaction with Robert Beriault Holdings, Inc. by the end of the second quarter of 2008.

Fiserv ISS has been classified as held for sale and the related results of discontinued operations are excluded from Fiserv’s historical results in the unaudited pro forma condensed combined statements of income. The unaudited pro forma condensed combined statements of income presented do not reflect the anticipated net gain resulting from the sale of Fiserv ISS.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Fiserv and CheckFree, which we and CheckFree have filed with the SEC.

The following unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to the CheckFree acquisition as if it had occurred at the beginning of each period and the sale of Fiserv Health as a discontinued operation and reflect a reduction of interest expense resulting from the use of the sale proceeds from Fiserv Health and the anticipated sale proceeds from Fiserv ISS primarily for the repayment of long-term debt. The following unaudited pro forma condensed combined balance sheet as of September 30, 2007 gives effect to the CheckFree acquisition, using the purchase method of accounting, and the sale of Fiserv Health and Fiserv ISS as if these transactions had occurred on September 30, 2007. The unaudited pro forma adjustments are based on available information and assumptions that we believe are reasonable under the circumstances, and actual results could differ materially from anticipated results.

Because we maintain a calendar fiscal year and CheckFree’s fiscal year ends on June 30, we have combined CheckFree’s results from different fiscal periods for purposes of this pro forma presentation, as described in footnote (a) to the accompanying unaudited pro forma financial statements. CheckFree’s historical statements of income include the results of operations for CheckFree’s acquisitions of Corillian Corporation (“Corillian”) in May 2007 and Carreker Corporation (“Carreker”) in April 2007 since the dates of acquisition. The unaudited pro forma condensed combined statements of income were not adjusted for the historical results of Corillian and Carreker prior to the effective date of acquisition because these acquisitions are not significant under Rule 3-05 of SEC Regulation S-X and our management does not believe they are material. In separate transactions, CheckFree acquired Corillian and Carreker for $245 million and $206 million in cash, respectively.

The unaudited pro forma financial statements are presented for illustration purposes only, in accordance with the assumptions set forth below, include various estimates and are not necessarily indicative of the operating results or financial position that would have occurred had the transactions been completed at the assumed dates or of the operating results or financial position of the combined enterprise in the future. The unaudited pro forma financial statements do not reflect any adjustments to conform accounting practices, other than those mentioned in the notes thereto, or to reflect any cost savings or other synergies anticipated as a result of the acquisition, the effect of asset dispositions, if any, or any transaction related expenses.

Unaudited Pro Forma Condensed Combined Statement of Income

Nine Months Ended September 30, 2007

	Fiserv	Acquisition of CheckFree(a)	Disposition of Fiserv Health(b)	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share information)
Revenues:
Processing and services	$2,243,710	$751,303	$(269,641)	$(7,800	)(c)	$2,717,572
Product	1,295,154	40,226	(420,731)	—		914,649

Total revenues	3,538,864	791,529	(690,372)	(7,800)		3,632,221

Expenses:
Cost of processing and services	1,408,577	435,989	(199,690)	(7,800	)(c)	1,665,608
				28,532	(d)
Cost of product	1,096,824	23,660	(396,748)	—		723,736
Selling, general and administrative	458,523	194,640	(63,199)	35,900	(d)	625,864

Total expenses	2,963,924	654,289	(659,637)	56,632		3,015,208

Operating income	574,940	137,240	(30,735)	(64,432)		617,013
Interest (expense) income, net	(33,209)	2,930	—	(216,000 32,625	)(e) (f)	(213,654)

Income from continuing operations before income taxes	541,731	140,170	(30,735)	(247,807)		403,359
Income tax provision	208,066	52,379	(11,987)	(95,406	)(g)	153,052

Income from continuing operations	$333,665	$87,791	$(18,748)	$(152,401)		$250,307

Income from continuing operations per share:
Basic	$1.99					$1.50
Diluted	$1.97					$1.47
Shares used in computing income per share:
Basic	167,367					167,367
Diluted	169,728					169,728

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2006

	Fiserv	Acquisition of CheckFree(a)	Disposition of Fiserv Health(b)	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share information)
Revenues:
Processing and services	$2,889,340	$876,433	$(371,438)	$(8,000	)(c)	$3,386,335
Product	1,517,691	41,211	(430,648)	—		1,128,254

Total revenues	4,407,031	917,644	(802,086)	(8,000)		4,514,589

Expenses:
Cost of processing and services	1,868,171	490,912	(270,366)	(8,000	)(c)	2,117,823
				37,106	(d)
Cost of product	1,251,261	29,071	(409,912)	—		870,420
Selling, general and administrative	568,362	203,881	(66,677)	54,733	(d)	760,299

Total expenses	3,687,794	723,864	(746,955)	83,839		3,748,542

Operating income	719,237	193,780	(55,131)	(91,839)		766,047
Interest (expense) income, net	(40,672)	13,073	—	(288,000 39,750	)(e) (f)	(275,849)

Income from continuing operations before income taxes	678,565	206,853	(55,131)	(340,089)		490,198
Income tax provision	257,170	78,693	(21,611)	(130,934	)(g)	183,318

Income from continuing operations	$421,395	$128,160	$(33,520)	$(209,155)		$306,880

Income from continuing operations per share:
Basic	$2.41					$1.75
Diluted	$2.37					$1.73
Shares used in computing income per share:
Basic	174,989					174,989
Diluted	177,529					177,529

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2007

	Fiserv	Acquisition of CheckFree(a)	Disposition of Fiserv Health(h)	Disposition of Fiserv ISS(i)	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share information)
ASSETS
Cash and cash equivalents	$161,250	$102,374	$425,884	$250,000	$50,000 (750,000	(j) )(k)	$239,508
Trade accounts receivable, net	658,212	220,891	(66,137)	—	—		812,966
Prepaid expenses and other current assets	193,887	263,735	(12,170)	—	—		445,452
Assets of discontinued operations held for sale	1,987,459	—	—	(1,987,459)	—		—

Total current assets	3,000,808	587,000	347,577	(1,737,459)	(700,000)		1,497,926
Property and equipment, net	238,164	143,636	(18,643)	—	—		363,157
Intangible assets, net	591,717	220,162	(44,214)	—	1,719,838	(l)	2,487,503
Goodwill	2,386,495	1,020,985	(373,349)	—	1,829,864	(l)	4,863,995
Other long-term assets	60,755	126,495	(3,340)	—	30,000	(j)	213,910

Total assets	$6,277,939	$2,098,278	$(91,969)	$(1,737,459)	$2,879,702		$9,426,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Trade accounts payable	$245,449	$23,262	$(116,131)	$—	$—		$152,580
Accrued expenses and other current liabilities	361,890	219,740	(24,036)	—	—		557,594
Current maturities of long-term debt	60,953	123,915	(644)	—	—		184,224
Deferred revenues	251,151	78,252	(20,810)	—	—		308,593
Liabilities of discontinued operations held for sale	1,817,603	—	—	(1,817,603)	—		—

Total current liabilities	2,737,046	445,169	(161,621)	(1,817,603)	—		1,202,991
Long-term debt	911,003	75,300	(257)	—	4,500,000 (750,000	(j) )(k)	4,736,046
Deferred income taxes and other long-term liabilities	247,989	45,373	(27,091)	—	662,138	(l)	928,409

Total liabilities	3,896,038	565,842	(188,969)	(1,817,603)	4,412,138		6,867,446
Shareholders’ equity	2,381,901	1,532,436	97,000	80,144	(1,532,436	)(m)	2,559,045

Total liabilities and shareholders’ equity	$6,277,939	$2,098,278	$(91,969)	$(1,737,459)	$2,879,702		$9,426,491

See accompanying notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(a) The unaudited pro forma condensed combined statements of income which reflect CheckFree’s results of operations for the year ended December 31, 2006 have been calculated as (i) the respective amounts for the fiscal year ended June 30, 2007, (ii) the subtraction of the respective amounts for the quarters ended March 31, 2007 and June 30, 2007, and (iii) the addition of the respective amounts for the quarters ended March 31, 2006 and June 30, 2006. CheckFree’s results of operations for the nine months ended September 30, 2007 have been calculated as the combination of the respective amounts for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. Certain reclassifications have been made to the presentation of the historical financial statements of CheckFree in order to conform to the presentation of Fiserv’s historical financial statements. These reclassifications had no impact on CheckFree’s historical total revenue or income from continuing operations.

For the nine months ended September 30, 2007:

(1)	$40,226 reported in CheckFree’s historical consolidated statement of operations as license fees has been classified as product revenues.

(2)	$53,751 and $65,877 reported in CheckFree’s historical consolidated statement of operations as maintenance fees and professional fees, respectively, have been classified as processing and services revenues.

(3)	$90,991 reported in CheckFree’s historical consolidated statement of operations as research and development expenses has been allocated to and classified as cost of processing and services $70,110 and cost of product $20,881.

(4)	$74,693 reported in CheckFree’s historical consolidated statement of operations as depreciation and amortization expenses has been allocated to and classified as cost of processing and services $32,647, cost of product $2,779, and selling, general and administrative expenses $39,268.

(5)	$579 reported in CheckFree’s historical consolidated statement of operations as equity in net loss of joint venture has been classified as cost of processing and services.

For the year ended December 31, 2006:

(6)	$41,211 reported in CheckFree’s historical consolidated statement of operations as license fees has been classified as product revenues.

(7)	$46,043 and $50,417 reported in CheckFree’s historical consolidated statement of operations as maintenance fees and professional fees, respectively, have been classified as processing and services revenues.

(8)	$108,087 reported in CheckFree’s historical consolidated statement of operations as research and development expenses has been allocated to and classified as cost of processing and services $84,043 and cost of product $24,044.

(9)	$87,243 reported in CheckFree’s historical consolidated statement of operations as depreciation and amortization expenses has been allocated to and classified as cost of processing and services $36,702, cost of product $5,027, and selling, general and administrative expenses $45,514.

(10)	$2,548 reported in CheckFree’s historical consolidated statement of operations as equity in net loss of joint venture has been classified as cost of processing and services.

Certain reclassifications have been made to the presentation of the historical balance sheet of CheckFree to conform to the presentation of Fiserv’s balance sheet as of September 30, 2007. These reclassifications, listed below, had no impact on CheckFree’s historical total assets, liabilities, or stockholders’ equity.

(1)	$141,182, $66,392, and $10,189 reported in CheckFree’s historical consolidated balance sheet as settlement assets, investments, and deferred income taxes, respectively, have been classified as prepaid expenses and other current assets.

(2)	$44,750 and $69,596 reported in CheckFree’s historical consolidated balance sheet as investments and restricted cash and deferred income taxes, respectively, have been classified as other long-term assets.

(3)	$3,266 and $74,827 reported in CheckFree’s historical consolidated balance sheet as capitalized software, net and strategic agreements, net, respectively, have been classified as intangible assets, net.

(4)	$137,772 reported in CheckFree’s historical consolidated balance sheet as settlement obligations has been classified as accrued expenses and other current liabilities.

(5)	$12,336 and $4,277 reported in CheckFree’s historical consolidated balance sheet as accrued rent and other and deferred revenue have been classified as deferred income taxes and other long-term liabilities.

(b) The unaudited pro forma condensed combined statements of income presented herein reflect Fiserv Health as discontinued operations as a result of the disposition and do not reflect the gain resulting from the sale. A reduction in interest expense resulting from the use of sale proceeds primarily for the repayment of long-term debt is reflected in the unaudited pro forma condensed combined statements of income.

(c) To record an elimination adjustment for transactions involving the purchase and sale of services between Fiserv and CheckFree. These adjustments totaled $8.0 million and $7.8 million for the year ended December 31, 2006 and nine months ended September 30, 2007, respectively, and were recorded as reductions of processing and services revenue and cost of processing and services.

(d) To record an increase in amortization expense related to the recording of the fair value of acquired identifiable intangible assets, amortized over their estimated remaining useful lives. This preliminary pro forma adjustment has been calculated as the estimated annual amortization minus CheckFree’s historical amortization expense, and amortization of developed technology has been allocated to cost of processing and services and amortization of customer relationships has been allocated to selling, general and administrative expenses as follows (in thousands):

	Preliminary Fair Value	Annual Amortization	Estimated Useful Life
Customer relationships	$1,460,000	$97,333	15 yrs.
Developed technology	400,000	40,000	10 yrs.
Tradenames	80,000	—	Indefinite

Total	$1,940,000	137,333

CheckFree amortization expense (Year ended December 31, 2006)		(45,494)

Increase in amortization expense (Year ended December 31, 2006)		$91,839

Pro forma amortization expense (Nine months ended September, 2007)		$103,000
CheckFree amortization expense (Nine months ended September, 2007)		(38,568)

Increase in amortization expense (Nine months ended September 30, 2007)		$64,432

The pro forma adjustment for amortization expense is based on the preliminary purchase price allocation discussed in footnote (l). Changes to the preliminary purchase price allocation including the finalization of appraisals of acquired assets and the finalization of estimated useful lives will result in a change to the pro forma adjustment for amortization expense. There can be no assurance that such finalizations will not result in material changes. Goodwill resulting from the acquisition is not amortized in accordance with the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).

(e) To record pro forma interest expense on debt incurred to acquire CheckFree. The borrowings incurred to fund the acquisition include the financing of $30 million of debt issuance costs and $20 million of acquisition fees and expenses which primarily relate to legal, financial and other professional fees and expenses. The amount of incremental interest expense, calculated below, is based on the expected interest rates on the long-term financing obtained to fund the acquisition. The expected weighted average interest rate of 6.4% includes amortization of debt issuance costs over the life of the related debt, ranging from 5 to 10 years. The pro forma condensed combined statements of income do not assume reductions to interest expense due to principal repayments of the initial borrowings or changes in interest rates. A change in the expected interest rate of 0.125% would impact pro forma income from continuing operations by approximately $5.6 million on an annual basis. The pro forma adjustment for interest expense is calculated as follows (in thousands):

Borrowings to fund the acquisition	$4,500,000
Expected interest rate	6.4%

Increase in interest expense (Year ended December 31, 2006)	$288,000

Increase in interest expense (Nine months ended September 30, 2007)	$216,000

(f) To record the reduction in incremental interest expense due to the anticipated $750 million paydown of the existing revolving credit facility and other debt with the net proceeds from the disposition of Fiserv Health, the anticipated net proceeds from the disposition of Fiserv ISS and the excess $50 million from the new term loan facility borrowings discussed in footnote (j). Based on assumed interest rates of 5.8% and 5.3%, the reduction of interest expense due to the $750 million debt paydown is $32.6 million and $39.8 million for the nine months ended September 30, 2007 and year ended December 31, 2006, respectively.

(g) To record the income tax provision on the pro forma adjustments based on the applicable statutory federal and state income tax rates.

(h) The unaudited pro forma condensed combined balance sheet reflects the sale of Fiserv Health. The pro forma adjustment to cash and cash equivalents represents the net proceeds of $455 million from the sale less cash included in the businesses sold of $29 million and the pro forma adjustment to shareholders’ equity represents the net gain of approximately $97 million.

(i) The unaudited pro forma condensed combined balance sheet reflects the sale of Fiserv ISS. Preliminary net proceeds from the sale of $250 million are reflected in cash and cash equivalents and the preliminary net gain of $80 million is reflected in shareholders’ equity. These adjustments exclude any anticipated proceeds from contingent cash consideration of up to $100 million based on achievement of revenue targets over the twelve months subsequent to closing.

(j) To record debt incurred to acquire CheckFree of $4.5 billion, which includes the financing of $30 million of debt issuance costs and $20 million of acquisition fees and expenses, which are discussed in footnote (e) above, and $50 million to be used for the repayment of debt.

(k) To reflect the use of a portion of the net proceeds from the disposition of Fiserv Health, the anticipated net proceeds from the disposition of Fiserv ISS and the excess $50 million from the new term loan facility borrowings discussed in footnote (j) to repay $750 million of the existing revolving credit facility and other debt.

(l) To adjust the historical assets and liabilities of CheckFree, to record goodwill, intangible assets and deferred income taxes associated with the acquisition and to reverse CheckFree’s historical goodwill and intangible assets. The pro forma adjustments to intangible assets and goodwill represent the difference between the preliminary allocation of purchase price and the amounts on CheckFree’s balance sheet at September 30, 2007. The preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated relative fair values is as follows (in thousands):

Acquisition of 100% of CheckFree’s issued and outstanding common stock	$4,400,000
Acquisition fees and expenses	20,000

Preliminary purchase price	$4,420,000

Current assets	$587,000
Property and equipment, net	143,636
Intangible assets, net	1,940,000
Goodwill	2,850,849
Other long-term assets	126,495
Current liabilities	(445,169)
Long-term debt	(75,300)
Deferred income taxes	(664,422)
Other long-term liabilities	(43,089)

Preliminary purchase price	$4,420,000

The preliminary allocation of purchase price is based on a preliminary assessment of the fair values of the assets acquired and liabilities assumed in the acquisition and does not reflect final appraisals of assets acquired or final evaluation of all liabilities assumed in the acquisition. Goodwill is generated to the extent that the purchase price exceeds the fair value of the net assets acquired. The preliminary assessment of fair value resulted in goodwill of $2.85 billion, which will be subject to periodic impairment testing, in accordance with SFAS 142. The preliminary assessment of the fair values of CheckFree’s intangible assets are based on projections of expected future net cash flows, discounted to present value. Other assets and liabilities are valued at their historical book value. These and other preliminary estimates will change as additional information becomes available and is assessed by Fiserv.

(m) To eliminate CheckFree’s historical shareholders’ equity.